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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


                  We consent to the use in this Registration Statement of Nebraska Book Company, Inc. on Form S-4 of our reports dated May 16, 1997 and May 24, 1996, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



DELOITTE & TOUCHE LLP


Omaha, Nebraska

March 16, 1998